The printed portions of this form have been
                                approved by the Colorado Real Estate Commission.
                                                                     (AE41-1-94)

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCE SN THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

                       AGREEMENT TO AMEND/EXTEND CONTRACT

                                                                  March 15, 2000

RE: Contract dated March 8, 2000
Between M.D.T.I. (Buyer)
And  Horizon Investments, LLC (Seller)

Relating to the sale and purchase of the following described real estate in the County of Weld, Colorado.

Lots 2 and 3, Block 4; and Lots 2 and 3, Block 5; totaling 4.76 acres m/l plus an additional parcel of land 80 ft x 405 ft (32,000 sq.ft.) for a total of 5.5 acres m/l in the Vista Commercial Center

Known as No. to be determined
Street Address
Longmont                   Colorado                  80504 (Property).
City                       State                     Zip

Buyer and Seller hereby agree to amend the aforesaid contract as follows:

1.   The date for closing and delivery of deed is changed to n/a

2. The date for furnishing commitment for title insurance policy or abstract of title is changed to n/a

3.   The date for delivering possession of Property is changed to n/a

4.   The date for approval of new loan is changed to n/a

5. The date for lender's consent to loan assumption or transfer of Property is changed to n/a

6.   Other dates set forth in said contract shall be changed as follows: n/a

7.   Additional amendments:

     a. The Property to be purchased is amended as follows:
     Lots 1 and 2, Block 5, Vista Commercial Center, Phase I; and
     Lots 2 and 9, Block 5, Vista Commercial Center, Phase II and proposed plat, for a total of 5.46 acres or 237,903 square feet of land, m/l.

              SJW, NRS, MHB

     b. The price is amended to read: $1,189,515.00, which is $5.00 per square foot x 237,903 sq.ft.; the price may be adjusted prior to or at closing upon verification of Survey.

8. Paragraphs 8 and 9 continued on the next page shall form a part of this contract.

9. Copy of Phase II proposed plat is attached and made a part of this Agreement.

              SJW, NRS, MHB

All other terms and condition of said contract shall remain the same.

                                         Horizon Investments, LLC

/s/ N. Russell Stacey                    /s/Lyle E. Dehning
by N. Russell Stacey, Manager            by Lyle E. Dehning, Manager
Seller                                   Seller
Date of Seller's Signature 3-15-2000     Date of Seller's Signature 3-15-2000

/s/Malcolm H. Benedict
by Malcolm H. Benedict, Chairman
Buyer
Date of Buyer's Signature March 3, 2000

No. AE41-1-94.  AGREEMENT TO AMEND/EXTEND CONTRACT
This form produced by: Formulator for Windows 800-336-1027

                             8. Option to Purchase

     In consideration of the payment of $10.00, paid by Buyer to Seller, Seller hereby grants to Buyer the right and option to purchase Lots 3 and 8, Block 5 and Lots 1, 2, and 3, Block 4, Vista Commercial Center (Phase II), (the "Option Parcel") for a period beginning on the Closing date and extending until a date one year thereafter (the "Option Period") under the following conditions:

                             A. Exercise of Option

     Provided Buyer has closed on the purchase of the Property, Buyer may exercise this option by giving written notice of such intent to Seller at any time, with the closing to occur within 90 days.

                               B. Purchase Price

     The purchase price shall be equal to $5.00 per square foot of the lands within the Option Parcel, as established by a survey to be obtained by Seller. Such purchase price shall be payable in cash or certified funds at closing. Seller shall be responsible for the installation and costs of installing the roads and utilities within the street rights of way.

                                   C. Closing

     Closing shall occur no later than 90 days after Buyer gives notice of intent to exercise this option, at a time and place designated by Seller and Buyer.

                            D. Title and Conveyance

     At, or before, the closing after notice of Buyer's intent to exercise such option, Seller shall furnish Buyer with a current commitment for title insurance policy in an amount equal to the purchase price. Seller shall deliver the title insurance policy with the standard exceptions deleted (provided Seller shall not be required to provide an ALTA merchantable in Seller, and subject to no encumbrance. Conveyance shall be by a good and sufficient general warranty deed, at time of closing, conveying the property free and clear of all taxes except taxes for the year of closing, and subject to easements and rights-of-way or record prior to execution of this agreement, and any building and zoning regulations. General taxes for the year of closing shall be prorated between Seller and Buyer to the date of closing. Any encumbrance required to be paid may be paid with proceeds from closing.

                              E. Failure of Option

     In the event Buyer fails to exercise the option to purchase the property or in the event the closing does not occur before the expiration of the Option Period, then the option shall expire and all things of value paid to Seller shall remain Seller's and Buyer shall not be entitled to claim any monies or credit for monies previously paid to Seller.

                           F. Recording of Memorandum

     At the closing of the purchase and sale of the Property, the parties agree to execute a memorandum of this option agreement and record it in the records of Weld County. Seller may record a notification that such rights have expired (as to that portion sold by Seller to a third party purchaser).

M.D.T.I.                                    Horizon Investments, LLC
By /s/ Malcolm Benedict                     by /s/N. Russell Stacey
Malcolm Benedict, Chairman                  N. Russell Stacey, Manager
President and CEO
                                            By/s/ Lyle E. Dehning
                                            Lyle E. Dehning, Manager

                        [ Final Plat - Vista Commercial ]
                                    Phase I


























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                        [ Final Plat - Vista Commercial ]
                                    Phase II